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                                                            Exhibit 23.02


                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


               As independent public accountants, we hereby consent to the use of our report dated January 31, 1996, relating to the statement of net assets of the Comdata Holdings Corporation 401(k) Savings and Retirement Plan as of December 31, 1994 included in this annual report on Form 11-K for the year ended December 31, 1995, and to its incorporation into Ceridian Corporation's previously filed Registration Statement on Form S-8 (File No. 333-01793).



                                             /s/ ARTHUR ANDERSEN LLP
                                             ARTHUR ANDERSEN LLP


          Nashville, Tennessee
          July 10, 1996


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